SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report(Date of earliest event reported): March 18, 1998



                          POMEROY COMPUTER RESOURCES, INC.
               (Exact name of registrant as specified in its charter)


       Delaware                           0-20022             31-1227808
       (State or other jurisdiction                 (Commission
                 (IRS Employer
          of incorporation)                         file number)
            Identification No.)




                       1020 Petersburg Road, Hebron, KY 41048
                      (Address of principal executive offices)


          Registrant's telephone number, including area code (606)586-0600





















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       Item 5.   Other Events

                 On March 18, 1998, the Company completed the acquisition of all of the stock of Global Combined Technologies, Inc., a computer reseller and network integrator located in Oklahoma City. A copy of the press release issued by the Company regarding the acquisition is filed herewith as Exhibit 99.1.

                 Effective March 23, 1998, Edwin S. Weinstein resigned as a Director of the Company.


       Item 7.        Exhibits

                 99.1 Press Release dated March 18, 1998


                                     SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          POMEROY COMPUTER RESOURCES, INC.



       Date: April 3, 1998                By: /s/ Stephen E. Pomeroy

                                          Stephen    E.    Pomeroy,    Chief
                                          Financial Officer






















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                                                                 Exhibit 99.1
          FOR IMMEDIATE RELEASE              For more information:
                                        Addie W. Rosenthal (606) 586-0600,
          ext. 1424


                     POMEROY COMPUTER CLOSES ON GLOBAL ACQUISITION

          March 18, 1998; Hebron, Kentucky: Pomeroy Computer Resources,

          (NASDAQ symbol PMRY), today announced the closing of their acquisition of Global Combined Technologies.



          The acquisition of Global Combined Technologies, announced on

          February 26th, was subject to Hart-Scott-Rodino approval,  which has now been granted. Global, headquarted in Oklahoma City, also has facilities in Tulsa and in Dallas, Texas. For the year ended

          December 31, 1997 Global recorded revenues of nearly $80 million.



          Pomeroy Computer  Resources is one of the country's five largest network integrators, as calculated by Network VAR magazine,  and including this transaction has 29 regional facilities in Alabama,

          Florida, Georgia,  Indiana, Iowa, Kentucky, North Carolina, Ohio,

          Oklahoma, South Carolina, Tennessee, Texas, Virginia and West

          Virginia. For the year ended January 5, 1998, the Company reported revenues in excess of $491 million.





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